UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 11, 2006

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

In connection with a realignment of the executive team of Electronic Data Systems Corporation ("EDS"), effective as of May 12, 2006, Ronald A. Rittenmeyer was appointed to EDS' Office of the Chairman, led by Chairman and Chief Executive Officer Michael H. Jordan and including President Jeffrey M. Heller.  Mr. Rittenmeyer will continue to serve as Chief Operating Officer and Executive Vice President.   Stephen F. Schuckenbrock, who had served as Co-Chief Operating Officer and Executive Vice President, Global Sales & Client Solutions prior to this realignment, will be leaving EDS.  The severance payable to Mr. Schuckenbrock under his Executive Severance Benefit Agreement (which is Exhibit 10.2 to EDS' Form 10-Q for the three months ended September 30, 2005) does not result in any change to EDS' previously announced financial guidance for the second quarter of 2006 or the full year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

May 15, 2006                                                                                                            By:    /S/ STORROW M. GORDON

                                                                                                                                             Storrow M. Gordon

                                                                                                                                             Executive Vice President and Secretary

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